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                                  EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

Biomet, Inc. (the Registrant; Indiana corporation)

Domestic subsidiaries:
        Arthrotek, Inc. (Indiana corporation)
        Biolectron, Inc. (Delaware corporation)
        Biomet Europe Ltd. (Delaware corporation)
        Biomet Fair Lawn, L.P. (Indiana limited partnership)
        Biomet Holdings Ltd. (Delaware corporation)
        Biomet International Ltd. (Delaware corporation)
        Biomet Investment Corp. (Delaware corporation)
        Biomet Leasing, Inc. (Indiana corporation)
        Biomet Manufacturing Corp. (Indiana corporation)
        Biomet Orthopedics, Inc. (Indiana corporation)
        Biomet Travel, Inc. (Indiana corporation)
        Blue Moon Diagnostics, Inc. (Indiana corporation)
        Catheter Research, Inc. (Indiana corporation)
        Cell Factor Technologies, Inc. (Indiana corporation)
        EBI, L.P. (Indiana limited partnership)
        EBI Holdings, Inc. (Delaware corporation)
        EBI Medical Systems, Inc. (Delaware corporation)
        EBI Patient Care, Inc. (Puerto Rican corporation)
        Electro-Biology, Inc. (Delaware corporation)
        Implant Innovations Holding Corporation (Indiana corporation) Implant Innovations, Inc. (Florida corporation)
        Kirschner Medical Corporation (Delaware corporation)
        Meridew Medical, Inc. (Indiana corporation)
        Poly-Medics, Inc. (Indiana corporation)
        Scandimed North America LLC (Nevada corporation)
        Thoramet, Inc. (Indiana corporation)
        Vascu-Med, Inc. (Indiana corporation)
        Walter Lorenz Surgical, Inc. (Florida corporation)

Foreign subsidiaries:
        Arthrovision Sport GmbH (German corporation)
        BioMer C.V. (Dutch partnership)
        BioMer Denmark Holding Aps (Danish corporation)
        Biomet Argentina S.A. (Argentine corporation)
        Biomet Australia Pty. Ltd. (Australian corporation)
        Biomet B.V. (Dutch corporation)
        Biomet Bridgend B.V. (Dutch corporation)
        Biomet Canada, Inc. (Canadian corporation)
        Biomet Chile, S.A. de C.V. (Chilean corporation)
        Biomet Holdings B.V. (Dutch corporation)
        Biomet Immobiliare Sarl (Italian corporation)
        Biomet Insurance Ltd. (Bermuda Captive insurance company)
        Biomet Japan, Inc. (Japanese corporation)
        Biomet Korea Co. Ltd. (Korean corporation)
        Biomet Merck ApS (Danish corporation)
        Biomet Merck B.V. (Dutch corporation)
        Biomet Merck GmbH (Swiss corporation)
        Biomet Merck S.r.L. (Italian corporation)
        Biomet Merck Austria GmbH (Austrian corporation)
        Biomet Merck Belgium BVBA (Belgian corporation)

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          Biomet Merck Biomaterials GmbH (German corporation)
          Biomet Merck Cementing Technologies AB (Swedish corporation) Biomet Merck C.Z., S.r.o. (Czech corporation)
          Biomet Merck Deutschland GmbH (German corporation)
          Biomet Merck European Distribution Center B.V. (Dutch corporation) Biomet Merck Finland Oy (Finnish corporation)
          Biomet Merck France Sarl (French corporation)
          Biomet Merck Hellas SA (Greek corporation)
          Biomet Merck Manufacturing Polska Sp. z o.o.
          Biomet Merck Ltd. (U.K. corporation)
          Biomet Merck Norge A.S. (Norwegian corporation)
          Biomet Merck Nova Saude e Ortopedia Unipessoal Lda.
            (Portuguese corporation)
          Biomet Merck Onroererd Goed BV (Dutch corporation)
          Biomet Merck Polska Sp. z o.o. (Polish corporation)
          Biomet Mexico S.A. de C.V. (Mexican corporation)
          Biomet Orthopaedic Ltd. (New Zealand corporation)
          Biomet Orthopedics Puerto Rico, Inc. (Puerto Rican corporation) Biomet Merck Vermogensverwaltungs GmbH (German corporation)
          Biomet Swindon B.V. (Dutch corporation)
          Biomet Taiwan Ltd. (Taiwan corporation)
          Biomet UK Real Estate Holdings B.V. (Dutch corporation)
          CDO Ltd. (UK corporation)
          Coral Medical B.V. (Dutch corporation)
          EBI Medical Systems Ltd. (U.K. corporation)
          Implant Innovations GmbH (Swiss corporation)
          Implant Innovations do Brasil Ltda. (Brazilian corporation) Implant Innovations Canada, Inc. (Canadian corporation)
          Implant Innovations Deutschland, GmbH (German corporation)
          Implant Innovations Europe ApS (Danish corporation)
          Implant Innovations France S.A. (French corporation)
          Implant Innovations Iberica, SL (Spanish corporation)
          Implant Innovations de Mexico S.A. de C.V. (Mexican corporation) Implant Innovations Nordic AB (Swedish corporation)
          Implant Innovations U.K., Ltd. (U.K. corporation)
          Industrias Quirurgicas de Levante S.L. (IQL) (Spanish corporation) Mittech Sp. z o.o. (Polish corporation)
          Ortomed B.V. (Dutch corporation)
          Ortopedica Biomet Costa Rica S.A. (Costa Rican corporation)
          Ortra Holdings, S.A. (Swiss corporation)
          Polymers Reconstructive A/S (Danish corporation)
          Rewi Holding BV (Dutch corporation)
          Scandimed Holding AB (Swedish corporation)
          Suministras Levantinos Ortopedicos, S.L. (Spanish corporation) Walter Lorenz Surgical, GmbH (German corporation)
          Zhejiang Biomet Medical Products Co., Ltd. (Chinese corporation)


Each subsidiary is wholly-owned by its immediate parent, except for the following: Arthrovision Sport GmbH, of which Biomet Merck B.V. owns 51% of the outstanding shares; Polymers Reconstructive A/S of which Biomet, Inc. owns 51% of the outstanding shares; Biomet Chile, S.A. de C.V. of which Biomet International Ltd. owns 51% of the outstanding shares; Biomet Merck Norge A.S. of which Biomet Merck Ltd. owns 40% of the outstanding shares and Biomet Merck B.V. owns 11% of the outstanding shares; Biomet Merck Hellas SA of which Biomet Merck B.V. owns approximately 94% of the outstanding shares; BioMer C.V. of which Biomet Europe Ltd. owns 50%; Biomet Merck Manufacturing Polska Sp. z o.o., of which Biomet Merck B.V. owns 91.5% of the outstanding shares; and Zhejiang Biomet Medical Products Co., Ltd. of which Biomet International Ltd. owns 75% of the outstanding shares.